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                                                                       EXHIBIT 5


                      (BASS, BERRY & SIMS PLC LETTERHEAD)



                                  July 31, 2003

HCA Inc.
One Park Plaza
Nashville, TN 37203

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to HCA Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on July 30, 2003, with respect to the proposed issuance from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to an aggregate principal amount of $2.5 billion of debt securities (the "Debt Securities") of the Company.

            The Debt Securities are to be issued in one or more series pursuant to the terms of an indenture dated December 16, 1993, between the Company and The First National Bank of Chicago, as trustee, as supplemented by the First Supplemental Indenture dated as of May 25, 2000, between the Company and Bank One Trust Company, N.A., the successor of The First National Bank of Chicago, as trustee, as further supplemented by the Second Supplemental Indenture dated as of July 1, 2002, between the Company and Bank One Trust Company, N.A., as further supplemented by the Third Supplemental Indenture dated as of December 5, 2001, between the Company and The Bank of New York, the successor of Bank One Trust Company, N.A., as trustee (the indenture, together will all supplements, shall be referred to as the "Indenture").

            In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) the Indenture, and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.




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HCA Inc.
July 31, 2003
Page 2


            In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents submitted to us as copies, (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (vii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) the Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; and (ix) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

            Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Debt Securities have been duly authorized and, when (i) the final terms thereof have been duly established and approved in accordance with the Indenture, and (ii) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

            We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Opinions" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.


                                         Very truly yours,

                                         /s/ Bass, Berry & Sims PLC